CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions
"Financial Highlights", "Shareholder Services - Statements and
Reports", "General Information - Independent Auditors" and
"Financial Statements and Report of Independent Auditors" in this
Registration Statement (Form N-1A Nos. 333-18505 and 811-09160) of AllianceBernstein High Yield Fund, Inc.





                                    ERNST & YOUNG LLP


 New York, New York
 October 27, 2003